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                             PICTURETEL CORPORATION


                 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN



1.   PURPOSE

     The PictureTel Corporation Foreign Subsidiary Employee Stock Purchase Plan (the "Foreign Plan") is designed to encourage and assist employees of such foreign subsidiaries of PictureTel Corporation (the "Company") as the Company's Board of Directors (the "Board") may from time to time designate ("Participating Subsidiary") to acquire an equity interest in the Company through the purchase of shares of Common Stock, $.0l par value, of the Company ("Common Stock").

2.   ADMINISTRATION OF THE FOREIGN PLAN

     The Foreign Plan shall be administered by a committee (the "Committee") of the Board designated by the Board for that purpose. Unless and until a Committee is appointed, the Foreign Plan shall be administered by the Board, in which case all references herein to the "Committee" shall be deemed to be references to the "Board". The Committee shall supervise the administration and enforcement of the Foreign Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, without limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees, (ii) construe or interpret the Foreign Plan, (iii) determine all questions of eligibility and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Foreign Plan. The Committee's determinations hereunder shall be final and binding.

     If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of this Foreign Plan. If the Committee so elects, each Participant shall (unless prohibited by the laws of the jurisdiction of such Participant's employment or residence) be deemed upon enrollment in this Foreign Plan to have authorized the establishment of an account on such Participant's behalf at such institution. Shares purchased by the Participant under this Foreign Plan shall be held in the account in the name in which the shares certificate would otherwise be issued.

3.   NATURE AND NUMBER OF SHARES TO BE DELIVERED

     The Common Stock subject to issuance under the terms of the Foreign Plan shall be authorized but unissued shares or previously issued shares reacquired and held by the Company. The aggregate number of shares that may be delivered under the Foreign Plan shall not exceed 500,000 shares of Common Stock, subject to adjustment under this Section.

     In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Foreign Plan and in the maximum number of shares which may be issued under the Foreign Plan, subject to the approval of the Board.

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4.   ELIGIBILITY REQUIREMENTS

     Each employee of a Participating Subsidiary, except those employees described in paragraphs (i) through (iv) below, shall be eligible to participate in the Foreign Plan pursuant to Section 5. ("Eligible Employee").

The following employees are not eligible to participate in the Foreign Plan:

          (i) Employees who, immediately upon enrollment in the Foreign Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary;

          (ii) Employees who have not completed at least 6 months of service with the Participating Subsidiary as of an Enrollment Date; and

          (iii)Employees who are prohibited by the laws of the jurisdiction of their residence or employment from participation herein.

          (iv) Employees who are employed by a corporation as to which the Board does not take action within ninety (90) days after such corporation becomes a subsidiary of the Company to include such corporation as a Participating Subsidiary.

5.   PARTICIPATION PROCESS

     Each employee who will be an Eligible Employee on the first day of an Option Period may voluntarily elect to participate in the Foreign Plan by executing and delivering a payroll deduction authorization in accordance with
Section 6.1. Upon such election, the Eligible Employee will be deemed to be a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Foreign Plan. For purposes of the Foreign Plan, an "Option Period" is defined as any of the six month periods beginning September 1, 1999 or any March 1 or September 1 thereafter.

6.   ENROLLMENT AND WITHDRAWAL

     6.1 ENROLLMENT. Each Eligible Employee may enroll or re-enroll in the Foreign Plan, as the case may be, as of the first day of any Option Period after the employee first becomes eligible to participate (the "Enrollment Date"). To enroll or re-enroll, an Eligible Employee must complete and sign an enrollment form and submit it to the Human Resources Department of the Participating Subsidiary at least fifteen (15) days prior to the Enrollment Date with respect to which the election is effective. Participation in the Foreign Plan is voluntary.

     6.2 WITHDRAWAL. Any Participant may cancel all (BUT NOT LESS THAN ALL) of his or her Options at any time prior to the exercise thereof by notifying the Human Resources Department of the Participating Subsidiary in writing at any time prior to the Purchase Date (as such term is defined in Section 9 herein), except that such notification will be effective no later than the close of the first complete pay period following receipt by the Human Resources Department of the Participating Subsidiary (or such other period established in writing by the Company's Corporate Human Resources Department). It shall be the responsibility of the Participant to ensure that any such notification is actually received by the Human Resources Department of the Participating Subsidiary. Upon the effective date of any such cancellation, the entire amount credited to the Participant's account in accordance with Section 7 will be returned to the Participant without interest. Any Participant who cancels an Option may at any time thereafter become a Participant with respect to future Option Periods, in accordance with Section 6.1.


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7.   METHOD OF PAYMENT

     7.1 PAYROLL WITHHOLDING. Payment for shares is to be made in installments through payroll deductions over the Option Period, with the first such deduction commencing with the first payroll period ending after the Enrollment Date.

     Subject to the limits in Section 8, each Participant may authorize withholding in each pay period in an amount NOT LESS THAN ONE PERCENT (1%) AND NOT MORE THAN TEN PERCENT (10%) of his or her Compensation by means of substantially equal payroll deductions over the Option Period; provided that the Committee may from time to time before an Enrollment Date, establish limits other than those herein described for all purchases to occur during the relevant Option Period. FOR PURPOSES OF THE FOREIGN PLAN, "COMPENSATION" WILL MEAN ALL REGULAR BASE SALARY PAYMENTS MADE TO THE PARTICIPANT BY THE PARTICIPATING SUBSIDIARY.

     A Participant may increase or decrease the rate of withholding effective as of the first day of any future Option Period by giving fifteen (15) days prior written notice to the Human Resources Department of the Participating Subsidiary. A Participant may terminate his or her payroll deduction authorization as of any date before the Purchase Date by notifying the Human Resources Department of the Participating Subsidiary in writing, and such Participant will thereby cease to participate in the Foreign Plan as of that date and will be deemed to have canceled his or her Option pursuant to
Section 6.2.

     7.2 ACCOUNTS. All amounts withheld under Section 7.1 in accordance with a Participant's payroll deduction authorization will be credited in local currency to an account maintained for such Participant. The Company and the Participating Subsidiary shall be entitled to use the withholdings for any purpose, shall have no obligation to pay interest on amounts credited to a Participant's account, and shall not be obligated to segregate withholdings.

     7.3 LIMIT ON PURCHASE. In no event shall the rights of any Participant to purchase shares (under this Foreign Plan and under any other Stock Purchase Plans of the Company or any Subsidiary), accrue at a rate which exceeds $25,000 U.S. of fair market value of such shares (determined as of the applicable Grant Date, as defined in Section 9) in any calendar year.

8.   GRANT OF RIGHT TO PURCHASE SHARES

     Each person who is a Participant on the first day of an Option Period will be granted an Option for such Option Period for the purchase of the number of whole shares of Common Stock as determined by dividing (i) the balance in the Participant's local currency withholding account converted to U.S. dollars on the last day of the Option Period, by (ii) the U.S. dollar purchase price per share of the Common Stock determined under Section 9. The Grant Date and the Purchase Date (as such terms are defined in Section 9) shall constitute the date of grant and the date of exercise, respectively.

9.   PURCHASE OF SHARES

     Each Eligible Employee who is a Participant in the Foreign Plan on the last trading day of an Option Period and who has not cancelled his or her option will be deemed to have exercised on that day the Option granted to him or her for that Option Period. Upon exercise, the local currency amounts then credited to the Participant's account will be converted to U.S. dollars and used to purchase the whole shares of Common Stock determined in accordance with Section 8, and as soon as practicable thereafter certificates for such shares will be issued and delivered to the Participant's account established pursuant to Section 2, above (unless prohibited by the laws of the jurisdiction of such Participant's employment or residence). Fractional shares will not be issued. The cost to the Participant for the shares purchased shall be 85% of the lower of (i) the fair market value of Common Stock on the first trading day of the respective Option Period (the "Grant Date"), or (ii) the fair market value of Common Stock on the last trading day of the respective Option Period (the "Purchase Date").


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     Fair market value on any date shall mean the average of the high and low sale prices (or the bid and asked prices if no sales are reported) with respect to the Common Stock for that date, as reported by the principal exchange on which the Common Stock is traded or by the National Association of Securities Dealers, Inc. Automated Quotations System or such other similar system then in use; or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to the Common Stock, as furnished by a professional market maker making a market in the Common Stock selected by the Board and if not available, the fair market value of the Common Stock as of such day as determined in good faith by the Board. A good faith determination by the Board of Directors as to fair market value shall be final and binding.

     The balance of the Participant's withholding account, if any, following exercise shall be returned to the Participant without interest; PROVIDED, HOWEVER, that if the balance left in the account consists solely of an amount equal to the value of a fractional share, such fractional-share amount will be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's-withholding account following the final Option Period shall be returned to the Participant without interest.

10.  TERMINATION OF EMPLOYMENT

     Subject to Section 11, upon termination of a Participant's employment with the Participating Subsidiary for any reason, the individual will (a) cease to be a Participant, (b) forfeit any Option held under the Foreign Plan (and all such options will be deemed canceled), (c) be entitled to a return of the balance of his or her withholding account without interest, and (d) have no further rights under the Foreign Plan.

11.  DEATH OF A PARTICIPANT

     A Participant may file a written designation of beneficiary on the Participant's enrollment form, specifying who is to receive any Common Stock and / or cash credited to the Participant under the Foreign Plan in the event of the Participant's death, which designation will also provide for the election by the Participant of either (i) cancellation of the Participant's Option upon his or her death, as provided in Section 6.2 or (ii) application as of the last day of the Option Period of the balance of the deceased Participant's withholding account at the time of death to the exercise of his or her Option, pursuant to
Section 9 of the Foreign Plan. In the absence of a valid election otherwise, the death of a Participant will be deemed to effect a cancellation of his or her Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice to the Human Resources Department of the Participating Subsidiary.

     In the event of the death of a Participant and receipt by the Human Resources Department of the Participating Subsidiary of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Foreign Plan, the Company will deliver to such beneficiary any Common Stock and / or cash to which the beneficiary is entitled under the Foreign Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Foreign Plan who is living at the time of such Participant's death, the Company will deliver such Common Stock and / or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its discretion, may deliver such stock and / or cash to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant by whom he has been designated, acquire any interest in any Common Stock or cash credited to the Participant under the Foreign Plan.


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12.  ASSIGNMENT

     The rights of a Participant under the Foreign Plan may not be sold, pledged, assigned or transferred in any manner. If this provision is violated, the Participant's election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Foreign Plan will be to pay to the person entitled thereto the amount then credited to his or her account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Foreign Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Foreign Plan. A Participant's right to purchase shares under the Foreign Plan shall be exercisable during the Participant's lifetime only by the Participant.

13.  COSTS

     All costs and expenses incurred in administering the Foreign Plan shall be paid by the Company; except that any stamp duties or transfer taxes applicable to participation in the Foreign Plan may be charged to the account of such Participant. Any brokerage fees for the resale of the Common Stock by a Participant shall be borne by the Participant.

14.  REPORTS

     Annually, the Company shall provide or cause to be provided to each Participant a report of his or her contributions and the shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

15.  RIGHTS AS STOCKHOLDER

     A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Option Period.

16.  MODIFICATION AND TERMINATION

     The Board may terminate the Foreign Plan at any time, provided however, the Plan will in any event automatically terminate ten years from the date the shareholders approve the Foreign Plan. The Board may amend the Foreign Plan at any time for any purpose permitted by law, provided that no amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the outstanding shares present and entitled to vote on the matter, if such amendment would:

          (i) increase the number of shares reserved for purchase under the Plan;

          (ii) change the designation of corporations whose employees may be offered rights to purchase shares under the Plan; provided, that a corporation's becoming or ceasing to be a Subsidiary, or the exercise by the Committee of its discretion under Section 4(iv), shall not be deemed a change in designation under this paragraph ;

          (iii) materially increase the benefits to Participants;

          (iv) materially modify the requirements for participation; or

     In the event the Foreign Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Foreign Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has determined that the right to make all such

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purchases shall expire on some other designated date occurring prior to the next
Purchase Date. If the rights to purchase shares under the Foreign Plan are terminated prior to expiration, all funds contributed to the Foreign Plan that have not been used to purchase shares shall be returned to the Participants without interest.

     If at any time the number of shares of Common Stock authorized for purchase under the Foreign Plan is less than the purchases to be made, the purchases shall be reduced proportionately to eliminate the excess.

17.  BOARD APPROVAL; EFFECTIVE DATE

     This Foreign Plan was adopted by the Board on March 3, 1999 and shall be effective as of the date the shareholders approve the Foreign Plan

18.  CONDITIONS ON THE DELIVERY OF COMMON STOCK

     Neither the Company nor any Participating Subsidiary will be obligated to deliver any shares of Common Stock pursuant to the Foreign Plan or to remove restrictions from shares previously delivered under the Foreign Plan (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and all applicable local laws in any jurisdiction outside the United States have been complied with, (b) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, the Company may require, as a condition to the delivery of Common Stock under the Foreign Plan, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or laws of jurisdictions outside the United States and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

19.  OTHER PROVISIONS

     The agreements to purchase shares of Common Stock under the Foreign Plan may contain such other provisions as the Committee shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Foreign Plan.

20.  EMPLOYMENT RIGHTS

     Nothing contained in the provisions of the Foreign Plan shall be construed to give to any individual the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any employee at any time.

21.  APPLICABLE LAW.

     This Foreign Plan shall governed by and construed in accordance with the substantive laws (excluding the conflict of laws rules) of the Commonwealth of Massachusetts.